Exhibit 5
                                    ---------

                                 MILLER NASH LLP
                                ATTORNEYS AT LAW
                             3500 U.S. Bancorp Tower
                              111 S.W. Fifth Avenue
                           Portland, Oregon 97204-3699
                                 (503) 224-5858
                               (503) 224-0155 fax

                                October 31, 2000

  Louisiana-Pacific Corporation
  111 S.W. Fifth Avenue
  Portland, Oregon  97204

         Subject: Registration Statement on Form S-8 Relating to 2000
                  Non-Employee Director Restricted Stock Plan

  Gentlemen:

         Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 200,000 shares of the Company's Common Stock, $1 par value ("Shares"), issued or to be issued under the Company's 2000 Non-Employee Director Restricted Stock Plan ("Plan").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

         Based on the foregoing, it is our opinion that:

         1. The Plan has been duly adopted and approved by all necessary corporate action.

         2.  The  200,000  Shares   issuable  under  the  Plan  have  been  duly
authorized and reserved for issuance.

         3. Of the Shares issuable under the Plan, 13,925 Shares have been legally issued and are fully paid and nonassessable as of the date hereof, subject to forfeiture as provided in the Plan.

         4. When the 186,075 Shares remaining available for issuance under the Plan as of the date hereof, together with any Shares subject to outstanding awards under the Plan that are forfeited under the terms of the Plan following the date hereof, are issued by the Company as provided in the Plan while the Registration Statement is effective, such Shares will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,


                                        MILLER NASH LLP